Exhibit 99.1

Media	Investors
Kevin Chamberlain	Christopher Oltmann
(818) 746-2877	(818) 746-2046

PennyMac Financial Services Reports First Post-IPO Period

Moorpark, CA August 8, 2013 — PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $48.2 million for the second quarter of 2013, on revenue of $110.8 million.  Net income attributable to PFSI common stockholders reflecting the post-IPO period of May 9 through June 30 is $2.8 million, or $0.22 per diluted share.  The full-quarter equivalent earnings per diluted share would have been $0.38.

Quarterly Highlights

•                  Total revenue of $110.8 million, up 5 percent from the prior quarter

•                  Mortgage Banking revenue of $97.2 million, up 6 percent from the prior quarter

•                  Investment Management revenue of $13.5 million, down 3 percent from the prior quarter

•                  Total loan production activity of $8.9 billion in unpaid principal balance (UPB), up 2 percent from the prior quarter

•                  Servicing portfolio reached $44.4 billion in UPB, up 23 percent from March 31, 2013

“PennyMac Financial is building the leading non-bank mortgage specialist company and continues to demonstrate growth in all of our underlying business drivers,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “Our pace of growth in correspondent lending slowed somewhat, due to higher mortgage rates and the resulting origination market conditions.  However, we continued to demonstrate significant organic growth in loan servicing, driven by our production activities.  Our investment management business continues to contribute management fees and performance-driven incentive fees and is poised for additional growth with many attractive investment opportunities being pursued for PennyMac Mortgage Investment Trust (NYSE: PMT) in particular.”

The following table presents the contribution of PFSI’s Mortgage Banking and Investment Management segments to pretax income:

Quarter ended June 30, 2013	Mortgage banking	Investment management	Total
	(in thousands)
Revenues:
Net gains on mortgage loans held for sale at fair value	$42,654	$—	$42,654
Loan origination fees	6,312	—	6,312
Fulfillment fees from PMT	22,054	—	22,054
Net servicing income	22,069	—	22,069
Management fees	—	10,429	10,429
Carried Interest from Investment Funds	—	2,862	2,862
Interest	4,469	5	4,474
Other	(320)	243	(77)
Intersegment	—	—	—
	97,238	13,539	110,777
Expenses:
Compensation	39,293	3,046	42,339
Interest	4,200	—	4,200
Other	13,860	149	14,009
	57,353	3,195	60,548
Income before provision for income taxes	$39,885	$10,344	$50,229
Segment assets at period end	$1,234,766	$46,014	$1,280,780

Mortgage Banking Segment

PFSI’s Mortgage Banking Segment encompasses loan production, which includes retail lending and correspondent lending both for its own account and on behalf of PMT for which it provides fulfillment services, and loan servicing, which includes owned servicing and subservicing.  Mortgage Banking revenues were $97.2 million, an increase of 6 percent from the first quarter, driven by a 38 percent increase in net servicing fees to $22.1 million, as the servicing portfolio grew 23 percent during the quarter.  Higher net gains on mortgage loans held for sale and origination fees also contributed to the increase in Mortgage Banking revenues.  During the quarter, PFSI’s production activity totaled $8.9 billion, of which $4.3 billion was fee-based fulfillment activities for PMT.

Loan Production

During the second quarter, PennyMac Financial originated and managed the acquisition of $4.6 billion in UPB of loans for its own account, and interest rate lock commitments (IRLCs) totaled $5.3 billion, compared to $4.0 billion and $4.3 billion, respectively, in the first quarter.  PFSI generated $42.7 million in net gains on mortgage loans held for sale in the second quarter, a 7 percent increase from the first quarter and a 188 percent increase from the same period a year ago.  The net gain on mortgage loans acquired for sale is detailed in the following table:

	Quarter ended
	June 30,	March 31,	June 30,
	2013	2013	2012
MSR Value	$52,112	$41,603	$15,085
Provision for represenations and warranties	(1,453)	(1,244)	(627)
Cash investment(1)	(21,058)	5,798	2,649
Fair value changes of pipeline, inventory and hedges	13,053	(6,200)	(2,317)

Net gain on mortgage loans acquired for sale	$42,654	$39,957	$14,790

(1) Cash receipt at sale, net of cash hedge expense

Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $22.1 million in the second quarter, compared to $28.2 million in the first quarter.  PFSI performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent lending business.  These services include reviews of loan data, documentation and appraisals to assess loan quality and risk; the approval of correspondent sellers and monitoring of their ongoing performance; and the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.  The decrease in fulfillment fees was primarily due to the reduction in conventional funding volume from the first quarter.

Loan Servicing

Net servicing fees for the quarter ended June 30, 2013 totaled $22.1 million, an increase of 38 percent from the first quarter.  The following table presents a breakdown of the net servicing fees:

	Quarter ended
	June 30,	March 31,	June 30,
	2013	2013	2012
	(in thousands)
Servicing fees	$25,259	$21,052	$12,026
Effect of MSRs:
Amortization	(4,251)	(3,096)	(571)
Reversal of (provision for) impairment of MSRs carried at lower of amortized cost or fair value	88	556	(840)
Change in fair value of MSRs carried at fair value	973	(1,179)	(2,957)
Losses on hedging derivatives	—	(1,291)	—
	(3,190)	(5,010)	(4,368)
Net loan servicing fees	$22,069	$16,042	$7,658

The total servicing portfolio reached $44.4 billion in UPB, an increase of 23 percent from March 31, 2013 and 254 percent from June 30, 2012.  Of the total servicing portfolio at June 30, 2013, prime servicing was $39.4 billion in UPB and special servicing was $5.0 billion in UPB.  The Company subservices $25.5 billion in UPB for its advised entities, an increase of 19 percent from March 31, 2013 due to correspondent acquisitions and distressed whole loan acquisitions by PMT.  PFSI’s MSR portfolio grew to $18.2 billion in UPB, an increase of 25 percent over the prior quarter driven by its own correspondent acquisitions of government-insured loans, as well as PFSI’s retail lending activities.  The table below details PFSI’s servicing portfolio as of June 30, 2013:

	June 30, 2013	December 31, 2012
	(in thousands)
Loans serviced at period end (unpaid principal balance):
Prime servicing:
Subserviced for our advised entities	$21,652,249	$12,920,209
Owned MSRs: Originated	16,294,547	8,992,602
Owned MSRs: Acquisitions	792,666	990,461
Mortgage loans held for sale	653,789	417,742
Total prime servicing	39,393,251	23,321,014
Special servicing:
Subserviced for our advised entities	3,857,124	3,559,893
Owned MSRs—Acquisitions	1,155,301	1,271,642
Total special servicing	5,012,425	4,831,535
Total loans serviced	$44,405,676	$28,152,549

Investment Management Segment

PennyMac Financial earns a management fee and incentive compensation from PMT and two Investment Funds, which had combined net assets of approximately $1.8 billion as of June 30, 2013.  Total revenue for the Investment Management segment was $13.5 million, down 3 percent from the first quarter, but up over 76 percent from the same period last year.  Base management fees, excluding performance-based incentives, were up 4 percent over the previous quarter on PMT’s increased equity.  Incentive fees and carried interest were $6.7 million, a slight decrease from the first quarter, as the Investment Funds’ first quarter performance outpaced second quarter results.

Expenses

Expenses for the second quarter of 2013 totaled $60.5 million, an increase of 20 percent from the first quarter, driven by compensation and interest expenses.  Compensation expense increased to $42.3 million, a 19 percent increase from the first quarter.  This was largely due to continued headcount growth commensurate with the Company’s expansion and the accrual of certain incentive compensation expenses above first quarter levels.  Interest expense totaled $4.2 million, an increase of less than $1 million from the prior quarter on increased utilization of the credit facilities associated with correspondent lending.

“As the origination market slows down and shifts to a purchase-money market, we are taking a close look at the pace of growth in our operations,” noted Mr. Kurland.  “The shifts in the mortgage market, however, underscore the power of PennyMac Financial’s business model, with contributions from loan production, loan servicing, and investment management, and a significant percentage of our revenues from recurring fees.”

“Our servicing portfolio continues to grow rapidly through organic production, and we have significant opportunities to continue profitable market share gains in our correspondent and retail lending businesses.  PMT, the REIT that we manage, has been very active putting capital to work in multiple opportunities including distressed whole loans, jumbo loans, and its correspondent lending activities, which helps grow our servicing portfolio and increase investment management revenues over time.  I am excited about all of these opportunities PFSI is pursuing which we expect to drive substantial profitability and earnings growth over the long-term.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMacFinancial.com beginning at 5:30 a.m. (Pacific Daylight Time) on Thursday, August 8, 2013.  We encourage investors to submit questions via email to InvestorRelations@pnmac.com; we will post answers via a document on our website.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. residential mortgage loans and the management of investments related to the U.S. residential mortgage market.  PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.” Additional information about PennyMac Financial Services, Inc. is available at www.PennyMacFinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent lending business; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	March 31,
	2013	2013
	(in thousands except unit data)
ASSETS
Cash	$38,468	$56,135
Short-term investments, at fair value	156,148	72,664
Mortgage loans held for sale at fair value	656,341	203,661
Real estate acquired in settlement of loans	309	—
Servicing advances	94,791	96,587
Receivable from Investment Funds	2,987	3,169
Receivable from PennyMac Mortgage Investment Trust	16,725	14,748
Derivative assets	37,177	27,481
Carried Interest due from Investment Funds	55,322	52,460
Investment in PennyMac Mortgage Investment Trust at fair value	1,579	1,942
Mortgage servicing rights at fair value	23,070	18,622
Mortgage servicing rights at lower of cost or fair value	176,668	128,370
Furniture, fixtures, equipment and building improvements, net	8,037	6,253
Capitalized software, net	946	866
Other	12,212	10,019
Total assets	$1,280,780	$692,977

LIABILITIES
Mortgage loans sold under agreements to repurchase	$500,427	$180,049
Note payable	47,209	63,437
Payable to Investment Funds	36,328	37,766
Payable to PennyMac Mortgage Investment Trust	52,729	53,909
Accounts payable and accrued expenses	54,313	42,966
Derivative liabilities	27,445	2,359
Liability for losses under representations and warranties	6,185	4,748
Total liabilities	724,636	385,234

Commitments and contingencies

Stockholders’ Equity
Class A Common Stock, par value $0.0001 per share, 200,000,000 shares authorized, 12,777,777 issued and outstanding	$1	$—
Class B Common Stock, par value $0.0001 per share, 1,000 shares authorized, 60 issued and outstanding	—	—
Additional paid-in capital	90,159	—
Retained earnings	2,793	—
Total PennyMac Financial Services, Inc. stockholders’ equity	92,953	—
Members’ equity related to Private National Mortgage Acceptance Company, LLC	—	307,743
Noncontrolling interest in Private National Mortgage Acceptance Company, LLC	463,191	—
Total stockholders’ equity	556,144	307,743
Total liabilities and stockholders’ equity	$1,280,780	$692,977

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME(1)

(In thousands, except share data)

	Quarter ended
	June 30,	March 31,	June 30,
	2013	2013	2012
	(in thousands except unit data)
Revenue
Net gains on mortgage loans held for sale at fair value	$42,654	$39,957	$14,790
Loan origination fees	6,312	5,668	2,452
Fulfillment fees from PennyMac Mortgage Investment Trust	22,054	28,244	7,715
Net servicing income:
Loan servicing fees
From non-affiliates	11,744	9,057	3,696
From PennyMac Mortgage Investment Trust	8,787	7,722	4,438
From Investment Funds	2,100	2,147	3,023
Mortgage servicing rebate to Investment Funds	(34)	(139)	(249)
Ancillary and other fees	2,662	2,265	1,118
	25,259	21,052	12,026
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(3,190)	(5,010)	(4,368)
Net servicing income	22,069	16,042	7,658
Management fees:
From PennyMac Mortgage Investment Trust	8,455	6,492	2,488
From Investment Funds	1,974	1,914	2,368
	10,429	8,406	4,856
Carried interest from Investment Funds	2,862	4,737	2,110
Interest	4,474	1,742	2,146
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(320)	88	121
Other	243	814	721
Total net revenue	110,777	105,698	42,569
Expenses
Compensation	42,339	35,681	26,492
Interest	4,200	3,330	1,122
Loan origination	2,516	2,507	567
Professional services	2,783	2,288	1,007
Technology	2,030	1,586	1,122
Servicing	1,609	1,531	461
Occupancy	596	491	301
Other	4,475	2,991	1,019
Total expenses	60,548	50,405	32,091
Income before provision for income taxes	50,229	55,293	10,478
Provision for income taxes	2,038	—	—
Net income	48,191	$55,293	$10,478
Less: Net income attributable to noncontrolling interest	45,398
Net income attrituable to PennyMac Financial Services, Inc. common shareholders	$2,793

Earnings per common stock
Basic	$0.22
Diluted	$0.22

(1)         Provision for income taxes, net income attributable to PennyMac Financial Services, Inc. common stockholders, and earnings per share represent the post-IPO period from May 9, 2013 to June 30, 2013.

Reconciliation of Full-Quarter Equivalent EPS to GAAP EPS for the Post-IPO Period

	For the quarter ended June 30, 2013
($ in thousands)	As presented	Adjustments for full quarter allocation of earnings and income tax to PFSI	Full quarter equivalent
Income before provision for income taxes	$50,229		$50,229
Provision for income taxes	(2,038)	$(1,514)	(3,552)
Net income	48,191	(1,514)	46,677
Less: Net income attributable to noncontrolling interest	(45,398)	3,626	(41,772)
Net income attributable to PennyMac Financial Services, Inc. common shareholders	$2,793	$2,112	$4,905
Earnings per common share	$0.22		$0.38

(end)